Exhibit 10.2

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is made as of this 13th day of June, 2022 by and between Future Health ESG Corp., a Delaware corporation (“Future Health” or the “Company”), and Hakim Holding Group Company Limited (“Buyer”).

WHEREAS, Future Health was organized for the purpose of acquiring one or more businesses, through a merger, capital stock exchange, asset acquisition or other similar business combination. Future Health has entered into a Business Combination Agreement and Plan of Reorganization (the “BCA”) with MacArthur Court Acquisition Corp. (“MCAC”) and Excelera DCE (the “Business Combination”) under which it will acquire 100% of the issued and outstanding stock of Excelera DCE (“Target”) from MCAC in a transaction intended to be a tax-free reorganization pursuant to Section 368(a)(1)(C) or (D) of the Internal Revenue Code of 1986, as amended, followed by a liquidation of MCAC;

WHEREAS, Future Health completed its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one share of common stock, par value $0.0001 per share (the “Common Stock,” and the shares of Common Stock included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share;

WHEREAS, proceeds from the IPO and the sale of certain private placement securities in an aggregate amount equal to the gross proceeds from the IPO have been deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement on Form S-1 (File. No. 333-258911);

WHEREAS, upon completion of the Business Combination, the holders of the Public Shares may redeem all or a portion of their Public Shares for a portion of the funds held in the Trust Account, as described in the Registration Statement;

WHEREAS, pursuant to certain subscription agreements entered into on the date hereof between the Company and the Buyer and certain other investors, the Buyer and the other investors agreed to purchase an aggregate of 9,090,909 shares of Common Stock (the “PIPE Shares”) in connection with the consummation of the Business Combination; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which, prior to or concurrently with the closing of the Business Combination, the Buyer and certain other investors shall invest an aggregate of $20,000,000 in connection with the Business Combination through open market purchases of shares of Common Stock on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
Purchase Of Forward Purchase Shares

Section 1.01.          Purchase and Sale.

(1)                Buyer and its affiliates, at their discretion, shall purchase shares of Common Stock in open market purchases at an aggregate purchase price of $20,000,000 (the “Forward Purchase Shares”) following the execution of the BCA and prior to the date which is two (2) business days prior to the date of Future Health’s stockholder meeting to approve the Business Combination (the “Purchase Deadline”). In no event shall Buyer be required to purchase Forward Purchase Shares at a price in excess of $11.00 per share. In the event Buyer purchases less than $20,000,000 of Forward Purchase Shares by the Purchase Deadline, the Buyer shall purchase from the Company, at the Company’s request, a number of shares of Common Stock (the “Additional Shares”) immediately prior to the Business Combination in an amount equal to a fraction, (i) the numerator of which is equal to (a)$20,000,000 less (b) the aggregate dollar amount paid for the Forward Purchase Shares and (ii) the denominator of which is $11.00. The Buyer shall notify Future Health in writing (the “Buyer Notice”) of each purchase of Common Stock in the open market as promptly as practicable following such purchase, and in any event no later than the business day following the date of such purchase. The Buyer shall attach copies of broker confirmations or other documentation of open market purchases of the Common Stock to the Buyer Notice for such transaction. For purposes of this Agreement, “business day” means any day on which the principal offices of the Securities and Exchange Commission in Washington, D.C. are open to accept filings.

(2)                Future Health shall provide written notice to Buyer (the “Future Health Notice”) to fund the purchase of the Additional Shares following the Purchase Deadline. Buyer shall deliver to Future Health the purchase price for the Additional Shares by wire transfer of U.S. dollars immediately available funds to an interest-bearing escrow account (the “Escrow Account”) specified by Future Health and established for such purposes in the Future Health Notice within two (2) business days of receipt of the Future Health Notice, pursuant to an escrow agreement acceptable to Future Health. The closing of the purchase of Additional Shares hereunder, if any, shall occur on the date of, and at a time immediately prior to, the closing of the Business Combination (such date, the “Closing Date”). Not less than two (2) business days prior to the Closing Date, the Issuer shall provide written notice (the “Closing Notice”) to Buyer and Continental Stock Transfer & Trust Company, as escrow agent, or another entity acceptable to Future Health, acting as escrow agent (the “Escrow Agent”) of the Closing Date. The Escrow Agent shall deliver to the Company on the Closing Date (unless otherwise agreed by the Company) the purchase price for the Additional Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice. On the Closing Date, the Company shall (A) establish at the Company’s transfer agent in book entry form on behalf of Buyer the Additional Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Buyer (or its nominee in accordance with its delivery instructions) or to a custodian designated by Buyer, as applicable, and (B) deliver evidence of such issuance of the Additional Shares to Buyer from the transfer agent.

Section 1.02.          Forward Purchase Shares and Additional Shares Lock-Up. The Forward Purchase Shares and Additional Shares will be subject to lock-up restrictions pursuant to a lock-up agreement, dated as of the date hereof, by and among the Company, the Buyer and the other parties thereto, the form of which is attached as an exhibit to the BCA.

Section 1.03.          Non-Redemption. Buyer and its affiliates agree not to request redemption of any shares of Common Stock, including the Forward Purchase Shares and any Additional Shares, in conjunction with Future Health’s stockholders’ vote to approve (i) the Business Combination or (ii) any extension of the date by which Future Health has to complete a business combination.

Each register and book entry for the Additional Shares purchased by the Buyer hereunder shall contain a notation, and each certificate (if any) evidencing the Additional Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

ARTICLE II
Representations And Warranties Of Future Health

Future Health hereby represents and warrants to Buyer on the date hereof and as of the closing of the Business Combination that:

Section 2.01.          Incorporation and Corporate Power. Future Health is a corporation, duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. Future Health has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 2.02.          Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Future Health and assuming the due authorization, execution and delivery thereof by the Buyer, is a valid and binding agreement enforceable against it in accordance with its terms, (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) except to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

Section 2.03.          Capitalization. As of the date of this Agreement, the authorized share capital of Future Health consists of:

(1)                500,000,000 shares of Common Stock, of which 25,000,000 shares are issued and outstanding, excluding the PIPE Shares.

(2)                5,000,000 shares of Preferred Stock, none of which are issued and outstanding.

Section 2.04.          Exchange Listing. Future Health will use commercially reasonable efforts to effect the listing of the Additional Shares, if any, on a national securities exchange.

Section 2.05.          Valid Issuance of Forward Purchase Shares. The Additional Shares, if and when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered with the Issuer’s transfer agent, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Buyer. Assuming the accuracy of the representations of the Buyer in this Agreement and subject to the filings described in Section 2.06 below, the Additional Shares will be issued in compliance with all applicable federal and state securities laws.

Section 2.06.          Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Buyer in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Future Health in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), applicable state securities laws, and pursuant to the Registration Rights (defined below).

Section 2.07.          Operations. As of the date hereof, Future Health has not conducted any operations other than organizational activities, activities in connection with offerings of its securities and searching for and reviewing opportunities for a business combination and entering into the BCA.

Section 2.08.          Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Future Health will not result in any violation or default (i) of any provisions of Future Health’s certificate of incorporation or by-laws, as they may be amended from time to time (the “Charter”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which Future Health is a party or by which Future Health is bound, (iii) under any note, indenture or mortgage to which Future Health is a party or by which Future Health is bound, (iv) under any lease, agreement, contract or purchase order to which Future Health is a party or by which Future Health is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Future Health, in each case (other than clause (i)) which would have a material adverse effect on Future Health or its ability to consummate the transactions contemplated by this Agreement.

Section 2.09.          Compliance with Anti-Money Laundering Laws. The operations of Future Health are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Future Health with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Future Health, threatened.

Section 2.10.          Absence of Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Future Health, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Future Health, threatened against or affecting Future Health or any of Future Health’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

Section 2.11.          No General Solicitation. Neither Future Health, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Additional Shares, if any.

Section 2.12.          SEC Filings. To the knowledge of Future Health, none of Future Health’s reports and other filings with the Securities and Exchange Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

Representations and Warranties of the Buyer

Buyer hereby represents and warrants to Future Health on the date hereof and as of the closing of the Business Combination that:

Section 3.01.          Organization. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer has the requisite power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 3.02.          Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by Future Health, is a valid and binding agreement enforceable against it in accordance with its terms, (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) except to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

Section 3.03.          Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been obtained and are effective. No consent, approval, order, authorization, registration, qualification, designation, declaration or filing with any governmental or other authority is needed with respect to the transfer of funds from the account where they are currently held to the Escrow Account.

Section 3.04.          Sophisticated Buyer. Buyer (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Additional Shares only for its own account and not for the account of others, or if Buyer is subscribing for the Additional Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and Buyer has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Additional Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Buyer has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Buyer is not an entity formed for the specific purpose of acquiring the Additional Shares.

Section 3.05.          No Brokers. No broker, investment banker, financial advisor, finder or other Person (defined below) has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which Future Health will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or government or any department or agency thereof.

Section 3.06.          Restricted Securities. Buyer understands that the Additional Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Additional Shares have not been registered under the Securities Act. Buyer understands that the Additional Shares may not be resold, Transferred, pledged or otherwise disposed of by Buyer absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act (including without limitation, a private resale pursuant to so-called Section 4(a)(1-½)), and that any certificates or book-entry records representing the Additional Shares shall contain a legend to such effect. Buyer acknowledges that the Additional Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Buyer understands and agrees that the Additional Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Buyer may not be able to readily resell the Additional Shares and may be required to bear the financial risk of an investment in the Additional Shares for an indefinite period of time. Buyer understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or Transfer of any of the Additional Shares. For purposes of this Agreement “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through any derivative transactions.

Section 3.07.          Adequacy of Financing. The Buyer has sufficient funds to satisfy its obligations under this Agreement.

Section 3.08.          Compliance with Other Instruments. The execution, delivery and performance by the Buyer of this Agreement, including the purchase of the Additional Shares and the consummation by the Buyer of the transactions contemplated by this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Buyer pursuant to the terms (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Buyer, in each case (other than clause (i)), which would have a material adverse effect on the Buyer or its ability to consummate the transactions contemplated by this Agreement.

Section 3.09.          No Public Market. The Buyer understands that no public market now exists for the Additional Shares, and that Future Health has made no assurances that a public market will ever exist for the Additional Shares.

Section 3.10.          Accredited Investor. The Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3.11.          Affiliation of Certain FINRA Members. The Buyer is neither a Person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority that is participating in the IPO.

Section 3.12.          Disclosure of Information. The Buyer has reviewed the BCA and has had an opportunity to discuss Future Health’s and Target’s business, management, financial affairs and the terms and conditions of this Agreement and the offering and sale of the Additional Shares, as well as the terms of the BCA, with Future Health’s management.

Section 3.13.          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Buyer nor any Person acting on behalf of the Buyer nor any of the Buyer’s affiliates (the “Buyer Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Buyer and this offering, and the Buyer Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Future Health in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Buyer Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by Future Health.

ARTICLE IV
Acknowledgement; Waiver

Section 4.01.          Acknowledgement; Waiver. Buyer (i) acknowledges that Future Health may possess or have access to material non-public information which has not been and will not be communicated to Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Future Health or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that Future Health is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 4.02.          Registration Rights. The Buyer will be granted registration rights by Future Health with respect to the Additional Shares, if any (“Registration Rights”), pursuant to an amended and restated registration rights agreement to be entered into with Future Health, in a form attached to the BCA.

Section 4.03.          Transfer. This Agreement and all of the Buyer’s rights and obligations hereunder (including the Buyer’s obligation to purchase the Forward Purchase Shares and Additional Shares) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more affiliates of the Buyer (each such transferee, a “Transferee”) but not to other third parties. Upon any such assignment, the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Buyer’s signature page hereto (the “Joinder Agreement”), which shall reflect the maximum number of Forward Purchase Shares and/or Additional Shares to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Buyer hereunder with respect to the Transferee Securities, and references herein to the “Buyer” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Buyer and any such Transferee shall be several and not joint and shall be made as to the Buyer or any such Transferee, as applicable, as to itself only.

ARTICLE V

Miscellaneous

Section 5.01.          Termination. This Agreement shall terminate on the earlier of (i) the closing of the Business Combination and (ii) the later of (a) December 14, 2022 and (b) if Future Health’s stockholders approve an extension of the date by which Future Health must consummate a business combination, such later date as approved by Future Health’s stockholders.

Section 5.02.          Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 5.03.          Governing Law. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS FORWARD PURCHASE AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS FORWARD PURCHASE AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS FORWARD PURCHASE AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.12 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

Section 5.04.          WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS FORWARD PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FORWARD PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS FORWARD PURCHASE AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS FORWARD PURCHASE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.04.

Section 5.05.          Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non- breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Buyer hereby agrees that Future Health is entitled to an injunction prohibiting any conduct by the Buyer in violation of this Agreement and the Buyer shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by Future Health to enforce this Agreement, Buyer waives its right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 5.06.          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 5.07.          Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 5.08.          Headings. The descriptive headings of the Sections hereof are inserted for convenience only, do not constitute a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement.

Section 5.09.          Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 5.10.          Trust Account Waiver. Buyer acknowledges that, as described in Future Health’s prospectus relating to its initial public offering dated September 9, 2021 (the “Prospectus”), available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Future Health’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited the Trust Account for the benefit of Future Health, its public stockholders and the underwriters of the IPO.  Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay for taxes, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus.  For and in consideration of Future Health entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, Buyer, on behalf of itself and its affiliates and representatives, agrees that it does not have any right, title or interest, or any claim of any kind in the monies held in the Trust Account (each, a “Claim”) and hereby waives any Claim they have or may have in the future arising out of this Agreement or otherwise, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement or otherwise; provided, however, that nothing in this Section 5.10 shall be deemed to limit Buyer’s (i) right, title, interest or claim to the Trust Account by virtue of Buyer’s record or beneficial ownership of securities of Future Heath acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of Future Health and (ii)  rights to redemption rights with respect to the Forward Purchase Shares upon the dissolution of Future Health or Future Health consummating a business combination other than the Business Combination.

Section 5.11.          Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares or under or otherwise pursuant to this Agreement.

Section 5.12.          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, and (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to Future Health shall be sent to: 8 The Green, Suite #12081, Dover, Delaware 19901, Attn: Travis Morgan, Chief Financial Officer, with a copy to Future Health’s counsel at: McDermott Will & Emery LLP, One Vanderbilt Avenue, New York, NY 10017, Attn: Ari Edelman, e-mail: aedelman@mwe.com.

All communications to Buyer shall be sent to: Hakim Holding Group Company Limited, Flat/Room 3201, Lippo Centre, 89 Queensway, Admiralty, Hong Kong, Attn: Henry Huang, email: henryhuang@hakim.com.cn, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 5.12.

Section 5.13.          No Finder’s Fees. Each of the parties represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Buyer agrees to indemnify and to hold harmless Future Health from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Buyer or its respective officers, employees or representatives is responsible. Future Health agrees to indemnify and hold harmless the Buyer from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Future Health or any of its officers, employees or representatives is responsible.

Section 5.14.          Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

Section 5.15.          Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 5.16.          Expenses. Each of Future Health and the Buyer will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 5.17.          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 5.18.          Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of Future Health and the Buyer.

Section 5.19.          Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by Future Health, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

Section 5.20.          Third Party Beneficiary. The parties agree that Target is an express third party beneficiary of this Agreement and Target may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions of this Agreement, as amended, modified, supplemented or waived in accordance with this Agreement, as if it were a direct party hereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

FUTURE HEALTH ESG CORP.

By:	/s/ Brad A. Bostic
Name: Brad A. Bostic
Title: Chief Executive Officer

BUYER:
Hakim Holding Group Company Limited

By:	/s/ Qi Cheng Wang
Name: Qi Cheng Wang
Title: Director

[Signature page to Forward Purchase Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF BUYER

This Schedule must be completed by Buyer and forms a part of the Forward Purchase Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Forward Purchase Agreement. Buyer must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.       (Please check the applicable subparagraphs):

1. ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2. ☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B. ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1. ☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2. ☒ We are not a natural person.

*** AND ***

C. AFFILIATE STATUS (Please check the applicable box)

BUYER:

☐ is:

☒ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

The Buyer is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Buyer (Please check the applicable subparagraphs):

☒ The Buyer is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Buyer and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

[Signature page to Forward Purchase Agreement]

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, or (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust;

☐ is an investment adviser registered under the Investment Advisers Act;

☐ is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Buyer;

☐ is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Buyer or are part of such family of investment companies;

☒ is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Buyer and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Buyer has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Buyer and under which Buyer accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

1	“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided, that (a) each series of a series company (as defined in Rule 1 8f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000 (excluding primary residence);

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☒ Any entity in which all of the equity owners are accredited investors.

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